Exhibit 4.1

ACUTUS MEDICAL, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

June 12, 2019

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the twelfth of June, 2019, by and among Acutus Medical, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors.”

RECITALS

WHEREAS, the Company and certain of the Investors (the “Prior Investors”) holding shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), and/or Series C Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) previously entered into an Amended and Restated Investors’ Rights Agreement, dated March 14, 2016 (as further amended pursuant to an amendment dated June 7, 2018, the “Prior Agreement”);

WHEREAS, the Company and certain of the Investors (the “New Investors”) are parties to that certain Series D Preferred Stock Purchase Agreement of even date herewith (the “Series D Purchase Agreement”); and

WHEREAS, in order to induce the New Investors to purchase the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock,” and collectively with the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock the “Preferred Stock”), and invest funds in the Company pursuant to the Series D Agreement, the Company and the Prior Investors desire to amend and restate the Prior Agreement as set forth herein, and the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock, par value $0.001 per share (the “Common Stock”), issued or issuable to them and certain other matters as set forth herein;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    Registration Rights. The Company covenants and agrees as follows:

1.1    Definitions. For purposes of this Agreement:

(a)    The term “Act” means the Securities Act of 1933, as amended.

(b)    The term “Affiliate” means, with respect to any specified entity, any other entity which, directly or indirectly, controls, is controlled by, or is under common control with such specified entity, including, without limitation, any general partner, officer, director or manager of such person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, is under common investment management with, shares the same management or advisory company with or is otherwise affiliated with such entity.

(c)    The term “Common Holders” has the meaning ascribed to such term in the Co-Sale Agreement.

(d)    The term “Co-Sale Agreement” means that certain Amended and Restated First Refusal and Co-Sale Agreement of even date herewith, by and among the Company, the Common Holders and the Investors (as defined therein).

(e)    The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)    The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 as promulgated by the SEC under the Act.

(g)    The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof, and shall include, without limitation, Square 1 Bank.

(h)    The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(i)    The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(j)    The terms “Preferred Director” and “Preferred Directors” have the meanings ascribed to such terms in the Voting Agreement.

(k)    The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(l)    The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares or warrants referenced in (i) above or (iii) or (iv) below, (iii) shares of Common Stock issuable or issued upon the exercise of those certain warrants issued under the Note and Warrant Purchase Agreement dated as of June 7, 2018, and (iv) the Common Stock issuable or issued upon conversion of the shares of preferred stock issuable or issued upon the exercise of those certain warrants issued under the Credit Agreement dated as of May 10, 2019, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not validly assigned in accordance with this Agreement or which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

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(m)    The term “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

(n)    The term “Rule 144” shall mean Rule 144 as promulgated by the SEC under the Act.

(o)    The term “Rule 1441b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 as promulgated by the SEC under the Act as it applies to persons who have held shares for more than one (1) year.

(p)    The term “Rule 405” shall mean Rule 405 as promulgated by the SEC under the Act.

(q)    The term “SEC” shall mean the Securities and Exchange Commission.

(r)    The term “Series D Director” has the meaning ascribed to such term in the Voting Agreement.

(s)    The term “Square 1 Bank” shall mean Square 1 Bank.

(t)    The term “Voting Agreement” means that certain Amended and Restated Voting Agreement of even date herewith, by and among the Company, the Key Holders (as defined therein) and the Investors (as defined therein).

1.2    Request for Registration.

(a)    Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $20,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within ten (10) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2, and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise agreed by at least fifty percent

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(50%) of the Initiating Holders, such Holder and the Company) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by those Initiating Holders holding at least fifty percent (50%) of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)    Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i)    in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii)    after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

(iii)    during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iv)    if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v)    if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s President or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate

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reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered); or

(vi)    If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company); or

(vii)    If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (c)(vi) above to firmly underwrite the offer.

1.3    Company Registration.

(a)    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating to a demand pursuant to Section 1.2, a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(b)    Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable

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Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (ii) any securities held by a Common Holder be included in such offering if any Registrable Securities held by any Holder (and that such Holder has requested to be registered) are excluded from such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the Affiliates and affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4    Form S-3 Registration. In case the Company shall receive from the Holders of at least forty percent (40%) of the Registrable Securities (for purposes of this Section 1.4, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S 3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)    use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within ten (10) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i)    if Form S-3 is not available for such offering by the Holders;

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(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;

(iii)    if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s President or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 1.4; or

(v)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)    If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d)    Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

1.5    Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least fifty percent (50%) of the Registrable Securities registered thereunder, keep such registration statement effective for (i) in the case of a registration pursuant to Section 1.2, a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed, or (ii) in the case of a registration pursuant to Section 1.4, a period of up to two (2) years or, if earlier, until the distribution contemplated in the Registration Statement has been completed or all Registrable Securities covered such Registration Statement may be sold under Rule 144 (without any volume or manner of sale limitations);

(b)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement for the period set forth above in clause (a);

(c)    furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)    use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f)    notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading or incomplete in light of the circumstances under which they were made;

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(g)    cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;

(h)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i)    promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:

(i)    materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;

(ii)    materially or adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii)    require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.7    Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

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1.9    Expenses of Registration. All expenses (other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4), including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of at least fifty percent (50%) of the Registrable Securities to be registered (in which cases all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of at least fifty percent (50%) of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known or reasonably available (upon request from the Company or otherwise) to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 1.2 and 1.4 (that is, the withdrawn request shall not count against the numerical limitations set forth in Section 1.2(c)(ii) or Section 1.4(b)(iv)).

1.11    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.12    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act, or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon or relate to any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be

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stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have

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the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)    If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 1.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 1.9(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder) except in the case of fraud or willful misconduct by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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(f)    The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.13    Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days after the effective date of the Initial Offering;

(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act at any time after it has become subject to such reporting requirements; and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Initial Offering), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.14    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) after such assignment or transfer, holds at least five hundred thousand (500,000) shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization) or such lesser amount if the transfer or assignment comprises all shares of Registrable Securities held by such Holder, provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.15    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Investors (as defined in the Restated Certificate), enter into any agreement with any holder or

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prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.16    “Market Stand-Off” Agreement.

(a)    Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the one hundred eighty (180) day period commencing on the date of the final prospectus relating to the Initial Offering (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (x) the publication or other distribution of research reports and (y) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto): (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, in each case held immediately before the effective date of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Initial Offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

(b)    The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 1.13. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Registrable Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Registrable Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 1.13, and:

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(i)    There is then in effect a registration statement under the Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or

(ii)    The Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, the Holder shall have furnished the Company, at the Company’s expense, with (i) an opinion of counsel or other evidence reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Registrable Securities under the Act, or (ii) a “no action” letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Registrable Securities shall be entitled to transfer such Registrable Securities in accordance with the terms of the notice delivered by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with Rule 144 or (y) in any transaction in which such Holder distributes Registrable Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 1.13.

(c)    Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.17    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (a) after three (3) years following the consummation of the Initial Offering, (b) as to any Holder, such earlier time after the Initial Offering at which such Holder can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (c) after the consummation of a Liquidation Event, as that term is defined in the Restated Certificate, provided that if the Liquidation Event is pursuant to paragraph (A), paragraph (E) or paragraph (F) of Section B.2(c)(i) of Article Fourth of the Restated Certificate, such termination shall be effective only upon the redemption of all of the Company’s then-outstanding stock.

2.    Covenants of the Company.

2.1    Delivery of Financial Statements. The Company shall, upon request, deliver to each Investor (or transferee of an Investor) that holds at least 500,000 shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization) (a “Major Investor”):

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(c)    as soon as practicable, but in any event within sixty (60) days after the end of each fiscal year of the Company, an unaudited income statement for such fiscal year, an unaudited balance sheet of the Company and statement of stockholders’ equity as of the end of such year, an unaudited statement of cash flows for such year, and to the extent not delivered to the representative of any Investor in its capacity as a director on the Board of Directors, a comparison between the actual amounts as of and for such fiscal year, the comparable amounts for the prior year and the comparable amounts included in the budget and business plan of the Company for such year, and containing an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, all such financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”);

(b)    as soon as practicable, but in any event within one hundred fifty (150) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, a statement of cash flows for such year, and to the extent not delivered to the representative of any Investor in its capacity as a director on the Board of Directors, a comparison between the actual amounts as of and for such fiscal year, the comparable amounts for the prior year and the comparable amounts included in the budget and business plan of the Company for such year, and containing an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, all such financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(c)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, and to the extent not delivered to the representative of any Investor in its capacity as a director on the Board of Directors, a comparison between the actual amounts as of and for such quarter, the comparable amounts for the corresponding quarter of the prior year and the comparable amounts included in the budget and business plan of the Company for such quarter, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such quarter, all such financial statements prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d)    within forty-five (45) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

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(e)    as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(f)    with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

(g)    such other information relating to the financial condition, business or corporate affairs of the Company as a Major Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated under this subsection (g) or any other subsection of Section 2.1 to provide information that (i) it deems in good faith to be a trade secret or similar confidential information (unless such similar confidential information is covered by an enforceable confidentiality agreement), (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel, or (iii) would be received by a Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of the outstanding capital stock of a competitor. Each Major Investor acknowledges that the information received by them pursuant to this Agreement may be confidential and subject to the confidentiality and disclosure provisions contained in Section 2.10 hereof; and

(h)    if, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

2.2    Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information (unless such similar confidential information is covered by an enforceable confidentiality agreement). Major Investors may exercise their rights under this Section 2.2 only for purposes reasonably related to their interests under this Agreement.

2.3    Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the Initial Offering, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur or (c) the consummation of a Liquidation Event, as that term is defined in the Restated Certificate, provided that if the Liquidation Event is pursuant to paragraph (A), paragraph (E) or paragraph (F) of Section B.2(c)(i) of Article Fourth of the Restated Certificate, such termination shall be effective only upon the redemption of all of the Company’s then-outstanding stock.

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2.4    Participation Rights.

(a)    Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Holder of Series B Preferred Stock, each Holder of Series C Preferred Stock, and each Holder of Series D Preferred Stock a right of first offer with respect to such Holder’s pro rata share of future sales by the Company of its Shares (as hereinafter defined). Each Holder of Series B Preferred Stock, Series C Preferred Stock, and/or Series D Preferred Stock shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (including, without limitation, any such shares or securities issued in connection with debt securities) (“Shares”), the Company shall first make an offering of such Shares to each Holder of Series B Preferred Stock, each Holder of Series C Preferred Stock, and each Holder of Series D Preferred Stock in accordance with the following provisions:

(i)    The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Holders of Series B Preferred Stock, the Holders of Series C Preferred Stock, and the Holders of Series D Preferred Stock stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(ii)    By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Holder of Series B Preferred Stock, each Holder of Series C Preferred Stock, and each Holder of Series D Preferred Stock may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Holder in respect of Series B Preferred Stock (assuming full conversion and exercise of all Series B Preferred Stock held by such Holder), Series C Preferred Stock (assuming full conversion and exercise of all Series C Preferred Stock held by such Holder), and Series D Preferred Stock (assuming full conversion and exercise of all Series D Preferred Stock held by such Holder) bears to the total number of shares of Common Stock that are Registrable Securities issued and held by all Holders in respect of Series B Preferred Stock (assuming full conversion and exercise of all Series B Preferred Stock then outstanding), Series C Preferred Stock (assuming full conversion and exercise of all Series C Preferred Stock then outstanding), and Series D Preferred Stock (assuming full conversion and exercise of all Series D Preferred Stock held by such Holder). The Company shall promptly, in writing, inform each Holder of Series B Preferred Stock, each Holder of Series C Preferred Stock, and each Holder of Series D Preferred Stock that elects to purchase all the shares available to it (a “Fully-Exercising New Investor”) of any other applicable Holder’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising New Investor may elect to purchase that portion of the Shares for which Holders of Series B Preferred Stock, Holders of Series C Preferred Stock, and Holders of Series D Preferred

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Stock were entitled to subscribe, but which were not subscribed for by such Holders, that is equal to the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Fully-Exercising New Investor in respect of Series B Preferred Stock (assuming full conversion and exercise of all Series B Preferred Stock held by such Fully-Exercising New Investor), Series C Preferred Stock (assuming full conversion and exercise of all Series C Preferred Stock held by such Fully-Exercising New Investor), and Series D Preferred Stock (assuming full conversion and exercise of all Series D Preferred Stock held by such Fully-Exercising New Investor) bears to the total number of shares of Common Stock issued and held by all Fully-Exercising New Investors in respect of Series B Preferred Stock (assuming full conversion and exercise of all Series B Preferred Stock held by all such Fully-Exercising New Investors), Series C Preferred Stock (assuming full conversion and exercise of all Series C Preferred Stock held by all such Fully-Exercising New Investors), and Series D Preferred Stock (assuming full conversion and exercise of all Series D Preferred Stock held by all such Fully-Exercising New Investors) who wish to purchase some of the unsubscribed shares.

(b)    Right of Second Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor that is a Holder of Series A Preferred Stock (a “Major Series A Investor”) a right of second offer with respect to such Holder’s pro rata share of future sales by the Company of its Shares that Holders of Series B Preferred Stock, Holders of Series C Preferred Stock, and Holders of Series D Preferred Stock have not elected to obtain as provided in subsection 2.4(a) hereof.

(i)    A Major Series A Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any Shares, after satisfaction of the right of first offer set forth in subsection 2.4(a), the Company shall make an offering of such Shares to each Major Series A Investor in accordance with the following provisions:

(ii)    The Company shall deliver a Notice to the Major Series A Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, (iii) the price and terms upon which it proposes to offer such Shares and (iv) the number of such Shares available to the Major Series A Investors after satisfaction of the right of first offer set forth in subsection 2.4(a).

(iii)    By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Series A Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Major Series A Investor in respect of Series A Preferred Stock (assuming full conversion and exercise of all Series A Preferred Stock held by such Major Series A Investor) bears to the total number of shares of Common Stock of the Company then outstanding in respect of Series A Preferred Stock (assuming full conversion and exercise of all Series A Preferred Stock then outstanding). The Company shall promptly, in writing, inform each Major Series A Investor that elects to purchase all the shares available to it (a “Fully-Exercising Series A Investor”) of any other Major Series A Investor’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-

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Exercising Series A Investor may elect to purchase that portion of the Shares for which Major Series A Investors were entitled to subscribe, but which were not subscribed for by the Major Series A Investors, that is equal to the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Fully-Exercising Series A Investor in respect of Series A Preferred Stock (assuming full conversion and exercise of all Series A Preferred Stock held by such Fully-Exercising Series A Investor) bears to the total number of shares of Common Stock issued and held by all Fully-Exercising Series A Investors in respect of Series A Preferred Stock (assuming full conversion and exercise of all Series A Preferred Stock held by all such Fully-Exercising Series A Investors) who wish to purchase some of the unsubscribed shares.

(iv)    If all Shares that Major Series A Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within such ninety (90) day period, the rights provided under subsections 2.4(a) and 2.4(b) shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Holders of Series B Preferred Stock, Holders of Series C Preferred Stock, and Holders of Series D Preferred Stock first and the Major Series A Investors thereafter in accordance with subsections 2.4(a) and 2.4(b).

(c)    The right of first offer and right of second offer in this Section 2.4 shall not be applicable to issuances of securities exempt from the definition of Additional Stock (as defined in the Restated Certificate). In addition to the foregoing, the right of first offer and right of second offer in this Section 2.4 shall not be applicable with respect to any Investor in any subsequent offering of Shares if (i) at the time of such offering, the Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(d)    The rights provided in this Section 2.4 may not be assigned or transferred by any Investor; provided, however, that an Investor may assign or transfer such rights to its Affiliates.

(e)    The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of (i) the Initial Offering or (ii) a Liquidation Event, as that term is defined in the Restated Certificate, provided that if the Liquidation Event is pursuant to paragraph (A), paragraph (E) or paragraph (F) of Section B.2(c)(i) of Article Fourth of the Restated Certificate, such termination shall be effective only upon the redemption of all of the Company’s then-outstanding stock.

2.5    Proprietary Information and Inventions Agreements. The Company shall require all employees to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form approved by the Company’s Board of Directors. The Company shall require all consultants to execute and deliver a Consulting Agreement in substantially the form approved by the Company’s Board of Directors.

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2.6    Directors and Officers Insurance. The Company has as of the date hereof directors and officers insurance with a coverage amount of at least $3,000,000 from financially sound and reputable insurers. The Company will cause to be maintained at all times such directors and officers insurance required by this Section 2.6. Such policy shall not be cancelable by the Company without prior approval of the Board of Directors, including the Preferred Directors.

2.7    Employee Agreements. Unless approved by the Board of Directors of the Company (including a majority of the Preferred Directors), all future employees of the Company who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (a) vesting of shares over a four (4) year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty six (36) months thereafter and (b) a one hundred and eighty (180)-day lockup period (plus an additional period of up to eighteen (18) days) in connection with the Initial Offering. The Company shall retain a right of first refusal on transfers until the Initial Offering and the right to repurchase unvested shares at cost. Sales and transfers by any holders of the Company’s Common Stock shall require the prior approval of the Requisite Investors, except in the case of an individual, to a sale or assignment of shares to the individual’s spouse or immediate family member (or a trust therefor) for bona fide trust planning purposes, or as otherwise permitted under the Co-Sale Agreement; provided, however, that in the event of any conflict between the foregoing and the terms of the Co-Sale Agreement, the terms of the Co-Sale Agreement shall supersede and control.

2.8    Board Matters.

(a)    Except as may otherwise be determined by the Board of Directors, the Company shall cause the Board of Directors to meet at least six (6) times per year, of which at least four (4) meetings shall be in person at the Company’s principal office. The Company shall cover all reasonable out-of-pocket expenses (including travel expenses) of the members and observers of the Board of Directors. The Preferred Directors designated (either individually or collectively) by each of: (i) Advent Life Sciences Fund I LP and Advent Life Sciences LLP or any of their Affiliates (together, “Advent”), (ii) OrbiMed Private Investments IV, LP or any of its Affiliates (together, “OrbiMed”), (iii) Philips Holding USA Inc. or any of its Affiliates (together, “Philips”) or its assignee pursuant to Section 2.2(b)(iv) of the Voting Agreement, (iv) Deerfield Private Design Fund III, LP or any of its Affiliates (together, “DMC”), (v) AMXeraya Ltd. or any of its Affiliates (together, “Xeraya”), and (vi) the holders of a majority of the Series D Preferred Stock shall be entitled in such person’s discretion to be a member of any committee of the Board of Directors. The Company (via its management) will submit reporting information one (1) week before each such meeting of the Board of Directors, and the format of such reporting information shall conform at all times to a form approved by the Board of Directors. The Company shall present to the Board of Directors all offers to invest in, merge with and/or acquire the Company, if such offers are from entities other than the Investors, as soon as practicable and in any event within seven (7) business days of the receipt of such offer(s).

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(b)    Additionally, the Company shall obtain the approval of the Board of Directors (including a majority of the Preferred Directors, which shall include at least one of (x) the directors elected by the holders of the Series C Preferred Stock, or (y) the Series D Director) before it does any of the following:

(i)    approves or makes any material change to the Company’s annual budget or business plan;

(ii)    incurs unbudgeted expenditures in excess of $250,000;

(iii)    agrees to effect or incur any credit lines, leases or other indebtedness over $500,000;

(iv)    enters into any mortgage, lien, encumbrance or charge over its property;

(v)    enters into, permits any subsidiary to enter into, or approves, any agreement for the acquisition (or sale) of any business through the purchase (or divestiture) of assets, purchase (or sale) of stock or otherwise, for any transaction valued at more than $250,000 individually or $500,000 in the aggregate in any fiscal year;

(vi)    grants options to purchase shares of its capital stock;

(vii)    creates or dissolves a subsidiary;

(viii)    transfers, licenses or otherwise disposes of any of its intellectual property rights outside of the ordinary course of business;

(ix)    appoints or terminates key executives;

(x)    makes material changes to the equity holdings or compensation terms of (i) Christoph Scharf or Lam Dang or (ii) individuals who are its executives or otherwise members of its management team;

(xi)    delegates any matter to a committee of the Board of Directors; or

(xii)    enters into any transaction between the Company and any officer, director or other Affiliate of the Company (other than an investment in the Company by any such individuals or other Affiliates of the Company in connection with any bona fide debt or equity financing, the primary purpose of which is raising capital and participation in which has been validly offered to the Investors in accordance with Section 2.4).

2.9    Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort

23

(i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

2.10    Confidentiality.

(a)    Each Investor agrees, severally and not jointly, to use the same degree of care as such Investor uses to protect its own confidential information for any information obtained pursuant to Section 2.1 or Section 2.2 hereof which the Company identifies in writing as being proprietary or confidential, and such Investor acknowledges that it will not, prior to the Company’s initial public offering, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose, with respect to this Section 2.10(a), such information without the prior written consent of the Company, except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (c) was in its possession or known by such Investor without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Investor by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information.

(b)    The Company and each Investor agrees, severally and not jointly, that each such Investor shall keep confidential (i) the fact that any Investor is an investor in the Company, (ii) the fact that any Investor, or any designee of such Investor, is a director of the Company, is an observer to the Board of Directors of the Company, or has the right to appoint a Company director or a Board of Directors observer, (iii) the terms of the Series C Preferred Stock Purchase Agreement dated as of March 14, 2016 (the “Series C Purchase Agreement”) and the Ancillary Agreements (as defined in the Series C Purchase Agreement); and (iv) the terms of the Series D Purchase Agreement and the Ancillary Agreements (as defined in the Series D Purchase Agreement). The Company and each Investor acknowledges that each such Investor shall not, prior to the Company’s initial public offering, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose, with respect to this Section 2.10(b), such information without the Consent of the Company and each other Investor, except such information that (a) was in the public domain prior to the time it was furnished to such Investor, or (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public.

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(c)    Notwithstanding Section 2.10(a) or Section 2.10(b), each Investor may disclose such proprietary or confidential information, (i) to its legal counsel, accountants, consultants and other professionals providing services to such Investor in connection with monitoring or managing its investment in the Company; (ii) to any prospective purchaser of Registrable Securities from such Investor; (iii) to any existing or prospective Affiliate of such Investor in the ordinary course of business for the sole purpose of monitoring and managing such Investor’s investment in the Company and (iv) with respect to an Investor that is a limited partnership or limited liability company may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Investor, current or prospective partner, Affiliate, member, stockholder or wholly-owned subsidiary of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member, management company or advisory company of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”) or otherwise as part of such Investor’s normal reporting or review procedure, or in connection with such Investor’s or its Affiliates’ normal fund raising, marketing, information or reporting activities; provided, that, each Permitted Disclose set forth in the foregoing clauses (i) through (iv) is informed by such Investor that such information is proprietary or confidential and such Permitted Disclosee is directed to maintain the confidentiality of such information and agrees to be bound by the provisions of this Section 2.10 (unless otherwise bound, by law or rules of professional conduct, to treat such information confidentially). Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 2.10, disclose any proprietary or confidential information of the Company, or any confidential information described in Section 2.10(b) with respect to any other Investor, in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order. The Company acknowledges that each Investor, and any of their respective representatives currently may be invested in, may invest in or may consider investments in public and private companies some of which may compete either directly or indirectly with the Company, and that the execution of this Agreement, the terms hereof and the access to confidential information hereunder shall in no way be construed to prohibit or restrict such Investor or any of their respective representatives from maintaining, making or considering such investments or from otherwise operating in the ordinary course of business.

2.11    Additional Reporting. The Company shall provide to each of Index (which shall include Index Ventures V (Jersey), L.P. or any of its Affiliates (together, “Index”)), Athena Ventures II LLC (“Athena Ventures”), Advent, OrbiMed, Philips (so long as Philips has not transferred any Registrable Securities to any Philips Share Transferee) (as defined in the Voting Agreement), DMC, and Xeraya for so long as such party is a Major Investor:

(a)    as soon as practicable, but in any event within thirty (30) days after the end of each calendar year, a detailed capitalization table as of December 31st of such

25

calendar year, on a fully-diluted basis (the “Capitalization Table”), setting out the authorized and issued capital stock of the Company on a stockholder by stockholder basis, together with details of any unexercised and/or unvested securities convertible into or exchangeable or exercisable for the Company’s capital stock and detailing any transfers of such securities since the delivery of the previously delivered Capitalization Table, if any, or the date hereof in case of the delivery of the first Capitalization Table following the date hereof; and

(b)    as soon as practicable, but in any event within thirty (30) days after the end of each fiscal quarter of the Company, (x) a completed Financial Metrics Schedule substantially similar to the form attached hereto as Exhibit A, and (y) the pro forma quarterly financial information and. capitalization information substantially in the form attached hereto as Exhibit B. Such Financial Metrics Schedule and financial and capitalization information shall be delivered (i) in the case of Index, via email to [                    ] (or such other person as Index may indicate to the Company in writing), (ii) in the case of Advent, via email to [                    ] (or such other person as Advent may indicate to the Company in writing), (iii) in the case of OrbiMed, via email to [                    ] (or such other person as OrbiMed may indicate to the Company in writing), (iv) in the case of Philips, via email to [                    ] (or such other person as Philips may indicate to the Company in writing), (v) in the case of DMC, via email to [                    ] (or such other person as DMC may indicate to the Company in writing), (vi) in the case of Xeraya, via email to [                    ] (or such other person as Xeraya may indicate to the Company in writing), and (vii) in the case of Athena Ventures, via email to [                    ] (or such other person as Athena Ventures may indicate to the Company in writing).

2.12    Termination of Certain Covenants. The covenants set forth in Sections 2.5, 2.6, 2.7, 2.8, and 2.11 shall terminate and be of no further force or effect upon the consummation of (a) the Company’s sale of its Common Stock or other securities pursuant to Registration Statement under the Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a transaction under Rule 145 of the Act) or (b) a Liquidation Event, as that term is defined in the Restated Certificate, provided that if the Liquidation Event is pursuant to paragraph (A), paragraph (E) or paragraph (F) of Section B.2(c)(i) of Article Fourth of the Restated Certificate, such termination shall be effective only upon the redemption of all of the Company’s then-outstanding stock.

2.13    Right to Conduct Activities. The Company hereby acknowledges and agrees that each of the Investors, directly or indirectly, from time to time may (a) make or hold investments in companies that are or may become engaged in activities that are competitive with the Company’s business, as it is currently conducted or as it may be conducted in the future, and (b) engage in other activities which may be deemed competitive with the Company’s business, as it is currently conducted or as it may be conducted in the future. The Company hereby agrees that (i) neither DMC, nor any of its Affiliates, is a “competitor” of the Company for purposes of this Agreement, (ii) neither Athena, nor any of its Affiliates (together, “Athena”), is a “competitor” of the Company for purposes of this Agreement, and (iii) none of the Investors, nor any of their respective Affiliates, shall be liable to the Company for any claim arising out of, or

26

based upon any such activities including without limitation (A) an investment by any Investor or their respective Affiliates, directly or indirectly, in any entity competitive with the Company or (B) any other actions taken by any Investor or any of their respective Affiliates, or any partner, officer or other representative thereof, to assist any such competitive company, whether or not such action has a detrimental effect on the Company, provided that any such actions are not in violation of such Investor’s obligations under this Agreement. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude, create an obligation or duty, or in any way restrict the Investors from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise, whether or not such enterprise has products or services which compete with those of the Company. Notwithstanding anything herein to the contrary, Philips covenants and agrees that it shall not disclose any information obtained pursuant to Section 2.1 or Section 2.2 of this Agreement to any Affiliate that is competitive with the Company or to any employee directly employed by an internal program of Philips that is competitive with the Company; and notwithstanding clause (ii) of the second sentence of this Section 2.13, Athena covenants and agrees that it shall not disclose any information obtained pursuant to Section 2.1 or Section 2.2 of this Agreement to any Affiliate that is competitive with the Company or to any employee directly employed by an internal program of Athena that is competitive with the Company.

3.    Miscellaneous.

3.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

3.3    Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

3.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by

27

confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, or (c) three (3) business days after deposit with an internationally recognized courier, specifying the speediest delivery option possible, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7    Entire Agreement: Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Except as otherwise provided in this Section 3.7, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Requisite Investors, provided however that:

(a)    Section 1.13 (only to the extent amended or altered to extend or add obligations for the Investors thereunder), Section 1.14 (as it relates to Section 1.13), Section 2.4(a) (only as it relates to the holders of the Series C Preferred Stock and Series D Preferred Stock), Section 2.4(e) (only as it relates to Section 2.4(a)), Section 2.8(b) (only to the extent amended or altered to remove the inclusion of at least one of the directors elected by the holders of the Series C Preferred Stock or Series D Preferred Stock in the voting group), Section 2.12 (as it relates to Section 2.8(b)), and this Section 3.7(a) shall not be amended or altered, and the observance of any term thereof shall not be waived, except by an affirmative vote of the Holders of at least a majority of the shares of Series C Preferred Stock and Series D Preferred Stock, voting together as a single class on an as-converted basis;

(b)    Section 2.4(a) and this Section 3.7(b) may not be amended or terminated, and the observance of any term thereof may not be waived, without the written consent of the Holders representing at least sixty-five percent (65%) of the shares Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock voting together as a single class on an as-converted to Common Stock basis; provided, however, that in the event that the right of first offer set forth in Section 2.4(a) is waived with respect to any financing transaction of the Company (any such transaction, a “Next Financing”) and any existing Holder of Preferred Stock participates in the Next Financing, then all other existing Holders of Preferred Stock shall have the right to purchase their pro rata portion of the new issuance of equity securities sold in the Next Financing unless waived or consented to by such Holder;

(c)    Section 2.4(b) may not be amended or terminated and the observance of any term thereof may not be waived without the written consent of the Holders of a majority of the Registrable Securities in respect of Series A Preferred Stock;

28

(d)    The third sentence of Section 2.8(a) and this Section 3.7(d) may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the consent of: (i) Advent (solely with respect to the representation of Advent on any committee), so long as Advent is a Major Investor, (ii) OrbiMed (solely with respect to the representation of OrbiMed on any committee), so long as OrbiMed is a Major Investor, (iii) Philips (solely with respect to the representation of Philips or its assignee on any committee), so long as Philips or its assignee is a Major Investor, (iv) DMC (solely with respect to the representation of DMC on any committee), so long as DMC is a Major Investor; and (v) Xeraya (solely with respect to the representation of Xeraya on any committee), so long as Xeraya is a Major Investor;

(e)    Section 2.10(b), Section 2.10(c), Section 2.13 and this Section 3.7(e) may not be amended or terminated, and the observance of any provision thereof may not be waived, with respect to any Investor without the written consent of such Investor;

(f)    Notwithstanding Section 3.7(a), (i) Section 1.13 (only to the extent amended or altered to extend or add obligations for DMC) and this Section 3.7(f) may not be amended or terminated, and the observance of any provision thereof may not be waived, without the written consent of DMC and (ii) Section 1.13 (only to the extent amended or altered to extend or add obligations for Xeraya) and this Section 3.7(f) may not be amended or terminated, and the observance of any provision thereof may not be waived, without the written consent of Xeraya; and

(g)    Section 2.10 and Section 2.13 may not be amended or terminated, and the observance of any provision thereof may not be waived, with respect to the permitted activities of DMC, without the written consent of DMC; and

(h)    This Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 2.4(a) in accordance with clause (b) above or of Section 2.4(b) in accordance with clause (c) above with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction (and with respect to the waiver of the rights of the Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock set forth in Section 2.4(a), in accordance with the second proviso of clause (b)).

Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Upon the execution and delivery of this Agreement by (i) the Company, and (ii) the Prior Investors representing the holders of Preferred Stock sufficient to amend and restate the Prior Agreement, the Prior Agreement automatically shall terminate and be of no further force and effect and shall be amended and restated in its entirety as set forth in this Agreement.

29

Notwithstanding the foregoing, New Investors purchasing shares of Series D Preferred Stock in a Closing after the Primary Closing (each as defined in the Series D Purchase Agreement) pursuant to the Series D Purchase Agreement may become parties to this Agreement by executing a counterpart of this Agreement, without any amendment of this Agreement pursuant to this section or any consent or approval of any other party hereto.

3.8    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

3.9    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(signature page follows)

30

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

ACUTUS MEDICAL, INC.
By:	/s/ Vincent Burgess
Name:	Vincent Burgess
Title:	President and CEO

Address:	2210 Faraday Ave., Suite 100 Carlsbad, CA 92008

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: CVF 2018, LLC
By:	/s/ Gerrit Adams
Name:	Gerrit Adams
Title:	Sr associate

Address:	CVF 2018, LLC

222 N. LaSalle Suite 2000
Chicago, IL 60601

32

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: Opaleye L.P.
By:	/s/ James Silverman
Name:	James Silverman
Title:	President

33

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: Pura Vida Master Fund Ltd.
By:	/s/ Frank Litvack
Name:	Frank Litvack
Title:	General Partner

34

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: Reed Moskowitz
By:	/s/ Reed Moskowitz
Name:	Reed Moskowitz

35

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR RiverRoad Capital Partners, LLC
By:	/s/ Greg Lucier
Name:	Greg Lucier
Title:	Managing Member
Address:
Gregory T. Lucier
Managing Member
RiverRoad Capital Partners, LLC 2010 Jimmy Durante Blvd, Suite 230
Del Mar, CA 92014

36

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTORS:

ADVENT LIFE SCIENCES FUND I LP

By:	Advent Life Sciences LLP
Its:	General Partner

By:	/s/ Kaasim Mahmood
Name:	Kaasim Mahmood
Title:	General Partner

Address: Advent Life Sciences LLP 158-160 North Gower Street London NW1 2ND United Kingdom

ADVENT LIFE SCIENCES LLP

By:	/s/ Kaasim Mahmood
Name:	Kaasim Mahmood
Title:	General Partner

Address: Advent Life Sciences LLP 158-160 North Gower Street London NW1 2ND United Kingdom

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

AMXeraya Ltd.

By:	/s/ Fares Zahir
Name:	Fares Zahir
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

ATHENA VENTURES II LLC

By:	/s/ David Mayhew
Name:	David Mayhew
Title:	Authorized Signatory
Address:	2882 Sand Hill Road, Suite 240
Menlo Park, CA 94025

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

CHRISTOPH SCHARF

/s/ Christoph Scharf
Christoph Scharf

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P. General Partner By: J.E. Flynn Capital III, LLC General Partner

	By	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

Address: 780 Third Avenue, 37th Floor New York, NY 10017 Attn: Lawrence Atinsky

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

ORBIMED PRIVATE INVESTMENTS IV, LP

By: OrbiMed Capital GP IV LLC its General Partner By: OrbiMed Advistors LLC its Managing Member

By:	/s/ Jonathan Silverstein
Name:	Jonathan Silverstein
Title:	Member
Address:	601 Lexington Ave.
New York, NY 10022

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTORS:

8VC Fund II, L.P.
By: 8VC GP II, LLC Its General Partner

By:	/s/ Joe Lonsdale
Name:	Joe Lonsdale
Title:	Managing Member
Address:	Pier 5, Suite 101
San Francisco, CA 94111

8VC Entrepreneurs Fund II, L.P.
By: 8VC GP II, LLC Its General Partner

By:	/s/ Joe Lonsdale
Name:	Joe Lonsdale
Title:	Managing Member
Address:	Pier 5, Suite 101
San Francisco, CA 94111

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

Security Pacific Finance, Ltd.

By:	/s/ Martyn Russell /s/ Sam Ozanne
Name:	Martyn Russell Sam Ozanne
Title:	Authorized Signatories For RBC Corporate Services (Guernsey) Limited

By:	/s/ Martyn Russell /s/ Sam Ozanne
Name:	Martyn Russell Sam Ozanne
Title:	Authorized Signatories For RBC Directorship Services (Guernsey) Limited

Address:
RBC Trustees (Guernsey) Limited PO Box 48, Upland Road St. Peter Port Guernsey, GY13BQ Copies to: CICA, Inc. Attention: George Kokke, CIO 7979 Ivanhoe Ave, Suite 460 La Jolla, CA 92037

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

Robert W. Postma

By:	/s/ Robert W. Postma
Name:	Robert W. Postma

Address:	141 Mecox Road PO Box 207 Water Mill, NY 11976

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

Kiernan and Mary Ellen Gallahue Family Trust dated January 21, 2004

By:	/s/ Kiernan Gallahue
Name:	Kiernan Gallahue
Title:	Owner

Address:	PO Box 684369 Park City, UT 84068

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

George P. Kokke

By:	/s/ George P. Kokke
Name:	George P. Kokke

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

Labrador Trust dated March 25, 2013

By:	Labrador Fiduciary Management LLC, Trustee

By:	Labrador Service Company LLC, Manager

	By:	SLUSA Inc., Managing Member

	By::	/s/ Mark Oemcke
	Name:	Mark Oemcke, Chief Financial Officer

	Date:	6/21/2019

Addresses:

Labrador Trust dated March 25, 2013

c/o Frontier Administrative Services, LLC

270 West Pearl, Suite 103

PO BOX 2554

Jackson, WY 83001

Attention Randi Doll, Dir. of Client Services

c/o CICA, Inc.

7979 Ivanhoe Ave., Suite 460

La Jolla, CA 92037

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Arin Barooah
Name:	Arin Barooah
Title:	Owner

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

B. Riley FBR, Inc.

By:	/s/ Bryant Riley
Name:	Bryant Riley
Title:	Executive Officer

Address:	11100 Santa Monica Blvd. Suite 800
Los Angeles, CA 90025

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

Bansbach Capital Group, LLC

By:	/s/ Louis P. Bansbach, IV
Name:	Louis P. Bansbach, IV
Title:	Manager

Address:	650 S. Cherry Street, Suite 1005
Glendale, CO 80246

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Michael Boras
Name:	Michael Boras
Title:

Address:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Brian Kim
Name:	Brian Kim
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Chris Clements
Name:	Chris Clements
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Christopher Elia, Catherine Zoc
Name:	Christopher Elia, Catherine Zoc
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

David A. Durkin

By:	/s/ David A. Durkin
Name:	David A. Durkin
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ David Alexander
Name:	David Alexander
Title:	Individual

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

Denman Street, LLC

By:	/s/ John B. Berding
Name:	John B. Berding
Title:	Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Dominic Uchikura
Name:	Dominic Uchikura
Title:

Address:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

Elia Family Trust dated 7/12/16

By:	/s/ Peter P. Elia
Name:	Peter P. Elia
Title:	Trustee

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

Feldman Family Trust

By:	/s/ Leon A and Roney B. Feldman
Name:	Leon A and Roney B. Feldman
Title:	Trustee, Feldman Family Trust

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

GREAT AMERICAN INSURANCE COMPANY

By:	/s/ Stephen C. Beraha
Name:	Stephen C. Beraha
Title:	Assistant Vice President

Address:	301 E. Fourth St.
Cincinnati, OH 45202

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

GREAT AMERICAN LIFE INSURANCE COMPANY

By:	/s/ Mark F. Muething
Name:	Mark F. Muething
Title:	President

Address:	301 E. Fourth St.
Cincinnati, OH 45202

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

Highland Creek Holdings, LP

By:	/s/ Caesar Fonte
Name:	Caesar Fonte
Title:	Managing Partner

Address:	2 Highland Cree Dr.
Henderson, NV 89052

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

Hinrichs Joint Revocable Trust DTD 9/20/2013

By:	/s/ James F. Hinrichs
Name:	James F. Hinrichs
Title:	Trustee

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Jeffrey H. Cutshall
Name:	Jeffrey H. Cutshall
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

John B. Berding

By:	/s/ John B. Berding
Name:	John B. Berding

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

/s/ John Richard Rimmer

By:	John Richard Rimmer
Name:	John Richard Rimmer
Title:	VP Sales, West

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

/s/ Joseph Haverkamp

By:	Joseph Haverkamp
Name:	Joseph Haverkamp
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

Kwon Family 2005 Trust

By:	/s/ Ohsang Kwon
Name:	Ohsang Kwon
Title:	Attorney-in-Fact

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Lennie Clements
Name:	Lennie Clements
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Thomas Mahala
Name:	Thomas Mahala
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Matt Ongaro
Name:	Matt Ongaro
Title:	Individual

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Michael Frank, Tracey Frank
Name:	Michael Frank, Tracey Frank
Title:	Michael and Tracey Frank JTWROS

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Peter Belott
Name:	Peter Belott
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Philip Patel
Name:	Philip Patel
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Prash Jayaraj, M.D.
Name:	Prash Jayaraj, M.D.
Title:	Physician

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Robert Weaver
Name:	Robert Weaver
Title:	President

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

Schonfeld Strategic 460 Fund LLC

By:	/s/ Mark Peckman
Name:	Mark Peckman
Title:	Authorized Signatory

Address:	460 Park Avenue, 10th Fl
New York, NY 10022

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

Smith Family Trust, dated October 31, 2001

By:	/s/ Jeff Smith
Name:	Jeff Smith
Title:	Trustee

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Thomas S. Ahern, Sr.
Name:	Thomas S. Ahern, Sr.
Title:	Physician

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

By:	/s/ Thomas Hammett
Name:	Thomas Hammett
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreements as of the date first above written.

INVESTOR:

/s/ Yoel Vivas

By:	Yoel Vivas
Name:
Title:	CEO

Address:	16920 Bridge Crossing Circle
Delray Beach, FL 33446

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR ACUTUS MEDICAL, INC.

EXHIBIT A

EXHIBIT B